Exhibit 99.1

NextGen Healthcare Reports Fiscal 2022 Third Quarter Results

Raises Fiscal 2022 Financial Guidance

ATLANTA — Jan. 25, 2022 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused technology solutions, today announced its operating results for the fiscal third quarter ended December 31, 2021.

Fiscal 2022 Third Quarter Highlights

•	Total revenue for the fiscal 2022 third quarter was $149.7 million compared to $141.8 million for the same period a year ago, or 6 percent growth.
•	Recurring revenue accounted for 90 percent of total revenue, or $134.5 million, growing 5 percent over the year ago period.
•	Subscription services revenue in the fiscal third quarter generated $41.2 million, or 8 percent growth over the prior year period, driven by demand for NGE SaaS and Virtual Visit solutions.
•	Fiscal 2022 third quarter bookings, which reflects annual contract value, was $37.7 million.
•	Fully diluted net income per share in the fiscal 2022 third quarter was $0.08 compared to net income of $0.01 per share the same period a year ago.
•	On a non-GAAP basis, fully diluted earnings per share for the fiscal 2022 third quarter was $0.24 compared to $0.26 for the same period a year ago.
•	In October, the Board approved a $60 million share repurchase program.

“This is an exciting time at NextGen Healthcare. Fiscal third quarter reflects more than record revenue driven by the strength and breadth of our tailored offering. NextGen has a refreshed board of directors with deep executive and diverse healthcare and technology experience. We have attracted top talent at key positions in the executive team to enhance an already strong group. And as a unit, we initiated actions to accelerate performance on our strategic growth objectives,” said David Sides, President and Chief Executive Officer of NextGen Healthcare. “In my first four months on the job, I have prioritized listening to our clients and shareholders and have come away from these discussions, enthused about the overall independent ambulatory market and NextGen’s ability to lead its transformation. I look forward to leveraging our strong foundation to accelerate profitable growth and long-term shareholder value.”

NextGen Healthcare updates its fiscal year 2022 financial guidance as follows:

•	Increase revenue to between $591 and $595 million, from between $584 and $590 million prior
•	Increase non-GAAP earnings per share range to between $0.96 and $1.00 from between $0.90 and $0.96 prior

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal year 2022 third quarter operating results today at 5:00 p.m. Eastern time. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-831-8713 or 203-518-9822 for international callers and referencing participant code NXGNQ322 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, share repurchases, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates free cash flow by as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2022 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, and related costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of ambulatory-focused technology solutions. We are empowering the transformation of ambulatory care—partnering with medical, behavioral and dental providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

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Media Relations Contact

Tami Stegmaier

(949) 237-6083

tstegmaier@nextgen.com

Investor Relations Contact

Matthew Scalo

(415) 370-9202

mscalo@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Recurring	$134,496	$128,243	$402,486	$373,456
Software, hardware, and other non-recurring	15,225	13,509	42,605	39,177
Total revenues	149,721	141,752	445,091	412,633
Cost of revenue:
Recurring	58,033	54,204	172,312	157,539
Software, hardware, and other non-recurring	7,978	6,800	23,085	18,924
Amortization of capitalized software costs and acquired intangible assets	8,193	9,320	24,246	29,180
Total cost of revenue	74,204	70,324	219,643	205,643
Gross profit	75,517	71,428	225,448	206,990
Operating expenses:
Selling, general and administrative	47,238	48,972	159,615	131,659
Research and development costs, net	19,390	18,197	57,229	54,111
Amortization of acquired intangible assets	881	1,112	2,643	3,336
Impairment of assets	—	2,215	1,577	2,215
Restructuring costs	—	—	539	2,562
Total operating expenses	67,509	70,496	221,603	193,883
Income from operations	8,008	932	3,845	13,107
Interest income	50	9	79	27
Interest expense	(321)	(631)	(958)	(2,873)
Other expense, net	(9)	(15)	(43)	(17)
Income before provision for (benefit of) income taxes	7,728	295	2,923	10,244
Provision for (benefit of) income taxes	2,535	(169)	1,653	149
Net income:	$5,193	$464	$1,270	$10,095
Net income per share:
Basic	$0.08	$0.01	$0.02	$0.15
Diluted	$0.08	$0.01	$0.02	$0.15
Weighted-average shares outstanding:
Basic	67,958	66,943	67,514	66,644
Diluted	68,167	67,140	67,851	66,649

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$49,429	$73,295
Restricted cash and cash equivalents	4,921	5,280
Accounts receivable, net	70,080	77,541
Contract assets	24,246	19,481
Income taxes receivable	6,966	765
Prepaid expenses and other current assets	30,098	31,282
Total current assets	185,740	207,644
Equipment and improvements, net	10,818	14,539
Capitalized software costs, net	41,719	41,474
Operating lease assets	13,047	18,446
Deferred income taxes, net	19,439	19,474
Contract assets, net of current	1,997	1,976
Intangibles, net	27,402	36,700
Goodwill	267,212	267,212
Other assets	37,960	37,021
Total assets	$605,334	$644,486
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,232	$11,378
Contract liabilities	54,879	52,863
Accrued compensation and related benefits	42,019	50,374
Income taxes payable	405	584
Operating lease liabilities	8,437	12,735
Other current liabilities	49,436	52,699
Total current liabilities	170,408	180,633
Deferred compensation	7,671	6,620
Operating lease liabilities, net of current	12,781	18,453
Other noncurrent liabilities	3,331	7,136
Total liabilities	194,191	212,842
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; authorized 100,000 shares; issued and outstanding 66,865 and 67,069 shares at December 31, 2021 and March 31, 2021, respectively	690	671
Treasury stock, at cost, 2,170 shares at December 31, 2021	(35,874)	—
Additional paid-in capital	318,356	304,263
Accumulated other comprehensive loss	(1,933)	(1,924)
Retained earnings	129,904	128,634
Total shareholders' equity	411,143	431,644
Total liabilities and shareholders' equity	$605,334	$644,486

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$5,193	$464	$1,270	$10,095
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	5,975	4,975	17,592	14,828
Amortization of debt issuance costs	127	177	381	532
Amortization of other intangibles	3,100	5,456	9,298	17,688
Change in fair value of contingent consideration	7	25	7	75
Deferred income taxes	6	(15)	35	(42)
Depreciation	1,625	2,151	5,406	6,088
Excess tax deficiency from share-based compensation	194	(71)	834	870
Impairment of assets	—	2,215	1,577	2,215
Loss on disposal of equipment and improvements	—	27	77	27
Non-cash operating lease costs	1,368	1,732	4,455	5,153
Provision for bad debts	463	645	1,142	2,044
Share-based compensation	7,050	5,933	18,685	16,763
Changes in assets and liabilities:
Accounts receivable	1,445	(2,284)	6,319	1,221
Contract assets	(3,731)	(1,577)	(4,786)	(4,058)
Accounts payable	2,484	961	3,592	(2,795)
Contract liabilities	1,373	213	2,016	(8,131)
Accrued compensation and related benefits	7,966	7,862	(8,355)	16,210
Income taxes	2,110	(1,411)	(7,214)	(3,494)
Deferred compensation	396	484	1,051	1,324
Operating lease liabilities	(4,702)	(4,819)	(10,062)	(10,043)
Other assets and liabilities	(16,292)	4,803	(6,684)	9,408
Net cash provided by operating activities	16,157	27,946	36,636	75,978
Cash flows from investing activities:
Additions to capitalized software costs	(6,124)	(6,831)	(17,837)	(18,914)
Additions to equipment and improvements	(352)	(782)	(2,037)	(1,546)
Acquisition related working capital adjustment payments	—	—	—	(206)
Net cash used in investing activities	(6,476)	(7,613)	(19,874)	(20,666)
Cash flows from financing activities:
Proceeds from line of credit	—	—	—	50,000
Repayments on line of credit	—	(35,000)	—	(150,000)
Payment of contingent consideration related to acquisitions	(540)	—	(540)	—
Proceeds from issuance of shares under employee plans	(232)	1,199	877	1,997
Repurchase of common stock	(35,874)	—	(35,874)	—
Payments for taxes related to net share settlement of equity awards	(249)	(1,646)	(5,450)	(3,897)
Net cash used in financing activities	(36,895)	(35,447)	(40,987)	(101,900)
Net decrease in cash, cash equivalents, and restricted cash	(27,214)	(15,114)	(24,225)	(46,588)
Cash, cash equivalents, and restricted cash at beginning of period	81,564	108,845	78,575	140,319
Cash, cash equivalents, and restricted cash at end of period	$54,350	$93,731	$54,350	$93,731

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Recurring revenues:
Subscription services	$41,158	$37,958	$120,581	$110,185
Support and maintenance	38,246	37,914	115,736	114,537
Managed services	28,861	27,395	87,798	76,106
Electronic data interchange and data services	26,231	24,976	78,371	72,628
Total recurring revenues	134,496	128,243	402,486	373,456

Software, hardware, and other non-recurring revenues:
Software license and hardware	8,920	7,908	24,202	20,662
Other non-recurring services	6,305	5,601	18,403	18,515
Total software, hardware and other non-recurring revenues	15,225	13,509	42,605	39,177

Total revenues	$149,721	$141,752	$445,091	$412,633

Recurring revenues as a percentage of total revenues	89.8%	90.5%	90.4%	90.5%

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Income before provision for income taxes - GAAP	$7,728	$295	$2,923	$10,244
Non-GAAP adjustments:
Acquisition costs, net	—	118	—	380
Amortization of acquired intangible assets	3,099	5,456	9,298	17,688
Amortization of deferred debt issuance costs	127	177	381	532
Impairment of assets	—	2,215	1,577	2,215
Restructuring costs	—	—	539	2,562
Shareholder disputes and related costs, net of insurance	2,224	5,955	29,216	10,214
Share-based compensation	7,050	5,933	18,685	16,763
Other non-run-rate expenses*	351	1,669	4,379	4,134
Total adjustments to GAAP income before provision for income taxes:	12,851	21,523	64,075	54,488
Income before provision for income taxes - Non-GAAP	20,579	21,818	66,998	64,732
Provision for income taxes	4,116	4,363	13,400	12,946
Net income - Non-GAAP	$16,463	$17,455	$53,598	$51,786
Diluted net income per share - Non-GAAP	$0.24	$0.26	$0.79	$0.78
Weighted-average shares outstanding (diluted):	68,167	67,140	67,851	66,649

* Other non-run-rate expenses for the three months ended December 31, 2021 consist primarily of $312 excess lease-related expense for vacated facilities and other costs and $39 of professional services costs not related to core operations.

Other non-run-rate expenses for the three months ended December 31, 2020 consist primarily of $1,204 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan and $465 of professional services costs not related to core operations.

Other non-run-rate expenses for the nine months ended December 31, 2021 consist primarily of $1,135 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic, and $39 of professional services costs not related to core operations.

Other non-run-rate expenses for the nine months ended December 31, 2020 consist primarily of $2,631 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan, $1,404 of professional services costs not related to core operations, and $99 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$16,157	$27,946	$36,636	$75,978
Additions to capitalized software costs	(6,124)	(6,831)	(17,837)	(18,914)
Additions to equipment and improvements	(352)	(782)	(2,037)	(1,546)
Free cash flow	$9,681	$20,333	$16,762	$55,518